Exhibit 5.1

801 California Street Mountain View, CA 94041	650.988.8500 Fenwick.com
February 16, 2021
Chegg, Inc.
3990 Freedom Circle
Santa Clara, California 95054
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3 filed by Chegg, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on February 16, 2021 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) an indeterminate amount of shares the Company’s common stock, $0.001 par value per share (the “Common Stock”), and/or (ii) 300,000 shares of Common Stock (the “Selling Stockholder Shares” and together with the Common Stock, the “Shares”) to be sold from time to time by Daniel Rosensweig, at indeterminate prices in reliance on Rule 415 under the Securities Act. The Common Stock may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”) and supplements to the Prospectus.
In connection with our opinion expressed below we have examined such matters of fact as we have deemed necessary or advisable, which included (i) originals or copies of the Company’s current Restated Certificate of Incorporation filed with and certified by the Secretary of State of the State of Delaware on November 18, 2013 (the “Restated Certificate”) and the Company’s Amended and Restated Bylaws certified by the Company’s Secretary on September 19, 2018 (the “Bylaws”), (ii) certain corporate proceedings of the Company’s board of directors (the “Board”) or a committee or committees of the Board and the stockholders relating to the Restated Certificate, Bylaws and Registration Statement, and (iii) such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed necessary or advisable. In giving our opinion, we have also relied upon a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company (the “Management Certificate”).
In our examination of documents we have assumed, and express no opinion as to, the genuineness of all signatures on documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.
We also have assumed that any certificates representing the Shares will be, when issued, properly signed by authorized officers of the Company. Furthermore, with respect to the Company’s uncertificated capital stock, we assume that issued Common Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Common Stock has been surrendered to the Company in accordance with Section 158 of the Delaware General

Chegg, Inc.

February 16, 2021
Corporation Law, and that the Company will properly register the transfer of the Common Stock to the purchasers of such Common Stock on the Company’s record of uncertificated securities.
As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing laws of the State of California and (ii) the Delaware General Corporation Law (clauses (i) and (ii) collectively, the “Applicable Laws”). Without limitation, we express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state or any local or regional laws.
In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Shares, there will not have occurred any change in the law or the facts affecting the validity of the Shares, any change in actions of the Board or the Company’s stockholders, or any amendments to the Company’s current certificate of incorporation and bylaws, and (ii) at the time of the offer, issuance and sale of any Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Shares subsequent to the date hereof and the compliance by the Company with the terms of such Shares will not result in a violation of the Company’s current certificate of incorporation or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.
The Company has informed us that the Company intends to issue the Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Common Stock in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Shares are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Shares. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of the Board and the requisite approval of its shareholders if required by the laws of the state of Delaware, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of capital stock at the time of issuance to issue such Common Stock or to issue such Common Stock in compliance with all other then existing obligations or agreements of the Company. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and duly amend its Restated Certificate to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Statement would cause the Company to issue more shares

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February 16, 2021
than it has authorized or to issue more shares than the Company may issue in compliance with all other then existing obligations or agreements of the Company.
In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.
Based upon the foregoing, we are of the following opinion:
1.The shares of Common Stock registered pursuant to the Registration Statement, when (i) the issuance of, and the terms of the offering of, the shares of Common Stock and related matters have been duly authorized by all requisite corporate action of the Board or a duly authorized committee thereof, and, if required, the stockholders of the Company and (ii) if required, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or a duly authorized committee thereof, upon payment of the consideration for such shares of Common Stock provided for therein (where such consideration is not less than the par value of such shares of Common Stock), in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then such shares of Common Stock will be validly issued, fully paid and nonassessable.
2.The 300,000 shares of Common Stock constituting the Selling Stockholder Shares to be sold by the Selling Stockholder pursuant to the Registration Statement are validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or by the rules and regulations promulgated thereunder.
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Chegg, Inc.

February 16, 2021
This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this opinion, we are opining only as to the specific legal issues expressly set forth above and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks, only as of the date of this letter first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP